Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-65581 and 002-82253 on Form S-3 and Registration Statements No. 333-60370, 333-60376, 333-60378, 333-60384, 333-38743, 333-38763, 333-28385, 333-28381 and 333-77011 on Form S-8 of our reports dated March 1, 2007, relating to the financial statements and financial statement schedules of Cincinnati Bell Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cincinnati Bell Inc. and subsidiaries for the year ended December 31, 2006.

/s/    Deloitte & Touche LLP

Cincinnati, Ohio

March 1, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-65581 and 002-82253) and Form S-8 (No. 333-60370, 333-60376, 333-60378, 333-60384, 333-38743, 333-28381, 333-38763, 333-28385, 333-77011) of Cincinnati Bell Inc. of our report dated March 14, 2005, except for Note 18 which is dated July 5, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Cincinnati, Ohio

March 1, 2007